Exhibit 99.1

Berkshire Hills Reports Operating Results;

Dividend Increased; Annual Meeting Announced

PITTSFIELD, MA, January 25, 2018. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported that fourth quarter pre-tax income grew by 82% to $19.5 million in 2017 compared to $10.7 million in the prior year. This improvement was due to business development and the benefit of mergers, including Worcester-based Commerce Bancshares Corp. which was acquired on October 13, 2017. Net income after-tax was impacted by an $18 million non-core charge to income tax expense resulting from federal tax reform enacted near year-end. This reform is expected to benefit future earnings due to a lower statutory federal tax rate beginning in 2018. Net income after-tax totaled $55 million in 2017 compared to $59 million in 2016.

The tax charge noted above reduced fourth quarter earnings per share by $0.40 and resulted in a fourth quarter net loss of $0.06 per share in 2017, compared to a profit of $0.32 per share in 2016. Fourth quarter core earnings per share improved by 4% to $0.58 in 2017, from $0.56 in 2016. The measure of core earnings excludes the above tax charge and also excludes other net non-core charges primarily related to merger costs. These costs in the fourth quarter of 2017 were mostly related to the Commerce acquisition, which increased assets by $1.8 billion, or 19%, to $11.6 billion at year-end.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	15% increase in net quarterly revenue to a record $116 million
•	19% increase in total loans; 6% annualized organic increase excluding Commerce
•	29% increase in total deposits, 4% organic increase excluding Commerce
•	3.50% net interest margin; increased from 3.36%
•	57.4% efficiency ratio
•	0.21% non-performing assets/assets
•	0.17% net loan charge-offs/average loans

CEO Michael Daly stated, “During a very busy quarter, our market teams delivered solid business results in our franchise. We finished the year with double digit annualized organic growth in commercial and industrial loans, which were up 70% for the year including acquired balances. Our SBA team was very busy throughout the year, moving up to 17th spot nationally in the annual SBA 7A loan count rankings as of September 30. Organic deposit growth measured 4% during the quarter, including seasonally high year-end commercial balances. The net interest margin improved to 3.50% including the benefit of increased purchased loan accretion relating to the Commerce acquisition. Including this benefit, the efficiency ratio improved to 57.4%.”

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“With the completion of the Commerce acquisition, we added nearly $2 billion in assets. Including the First Choice merger in December 2016, we have grown our assets by more than 30% and have crossed the $10 billion regulatory threshold to become the third largest regional bank based in New England. The Commerce merger was also the catalyst for the move of our corporate headquarters to Boston, positioning us as the largest regional banking company located there. We recruited new leadership for our Greater Boston region, and are looking forward to further opportunities to expand in this market.”

Mr. Daly concluded, “We’re optimistic about the economic prospects in our regions. We expect that the recent federal tax reform will lower our future statutory tax rate, leaving us more capital to provide credit support for the growth of the businesses and communities that we serve. Due to the tax reform, we also recently announced new investment initiatives in our team and in our communities, including a higher minimum wage, employee bonuses, expansion of our AMEBU training programs, and a contribution to our Foundation to fund future community support. As we’ve done in recent years, we are announcing a penny increase in our quarterly dividend reflecting our improved profitability in 2017 and our positive future outlook.”

DIVIDEND INCREASED

The Board of Directors voted to increase the quarterly cash dividend by $0.01, or 5%, to $0.22 per common share to shareholders of record at the close of business on February 15, 2018, payable on March 1, 2018. The dividend equates to a 2.3% annualized yield based on the $38.09 average closing price of Berkshire Hills Bancorp common stock during the fourth quarter. Effective on the same dates, the Board also increased the quarterly cash dividend on preferred stock to $0.44 per share for preferred stock issued in conjunction with the Commerce acquisition.

ANNUAL MEETING ANNOUNCED

The Board of Directors voted that the Annual Meeting of Shareholders will be held on May 17, 2018 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m., local time. The date of March 22, 2018 was established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

FINANCIAL CONDITION

Total assets increased by $1.8 billion to $11.6 billion during the fourth quarter of 2017, due to the Commerce acquisition. Total loans increased by $1.4 billion to $8.3 billion, including $1.2 billion added with Commerce, net of a $104 million fair value discount. Goodwill and intangible assets increased by $137 million due primarily to the Commerce loan discounts. Commercial loans increased to 61% of total loans with the Commerce addition. Excluding the acquired balances, organic loan growth was 6% annualized in the fourth quarter, including a 10% contribution from C&I loans and a 15% contribution from residential mortgages. For the year, organic loan growth was 8%, including balanced growth among the commercial, mortgage, and consumer categories. At year-end, delinquent and non-accruing loans measured 0.83% of total loans including the Commerce addition, and quarterly annualized net loan charge-offs measured 0.17% of average loans.

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Total deposits increased by $2.0 billion to $8.7 billion, including $1.7 billion added with Commerce. Organic deposit growth of $247 million included a $224 million seasonal increase in commercial payroll deposits. Organic deposit growth was 6% for the year. The ratio of loans/deposits decreased to 95% at year-end due to the addition of the Commerce balances.

Total shareholders’ equity increased during the fourth quarter by $212 million, or 16%, to $1.5 billion. This included the $229 million in stock issued for the Commerce acquisition, including $188 million of common stock and $41 million of non-voting convertible preferred stock. For the year, book value per common share increased by 5% to $32.14, and tangible book value per common share, a non-GAAP financial measure, also increased by 5% to $19.83.

RESULTS OF OPERATIONS

Most measures of revenue and expense increased over the prior quarter due to the addition of the Commerce operations after October 13, 2017. These measures increased year-over-year due to Commerce as well as the full period benefit of integrated First Choice operations. Per share earnings included the impact of shares issued as merger consideration and in the May 2017 stock offering. Non-core charges in 2017 were mostly merger-related, including First Choice and Commerce. Non-core activity during the year also included a charge on the termination of hedges and restructuring and other expense, as well as the write-down of the net deferred tax asset as a result of federal tax reform.

The Company recorded a loss of $3 million in the most recent quarter, including the $18 million tax expense and $11 million in net other after-tax non-core charges primarily related to the Commerce acquisition. Core income increased to a record quarterly amount of $26 million in the most recent quarter, increasing by 12% over the prior quarter. Measured as a percent of assets, GAAP results were a loss of 0.10%, whereas core return on assets measured 0.94%. The Company’s goal is to generate future improvement in this measure, with the benefit of merger efficiencies and tax changes offsetting the higher regulatory costs related to crossing the $10 billion asset regulatory threshold.

Quarterly net revenue increased to a record $116 million in the most recent quarter, including Commerce operations for most of the quarter. Revenue increased by $15 million, or 15%, compared to the prior quarter, primarily due to Commerce. Berkshire’s fourth quarter net interest margin improved to 3.50% including higher purchased loan accretion and other increases in earning asset yields. Purchased loan accretion contributed 0.21% to the net interest margin in the most recent quarter, compared to 0.14% in the prior quarter, when the margin was 3.36%. Total fee income decreased 2% due to seasonal factors.

Total non-interest expense increased by $24 million to $90 million in the fourth quarter, compared to the prior quarter. This included a $17 million increase in non-core expense, including $14 million related to the Commerce acquisition and $3 million accrued for tax reform related investments in employees and community contributions. Additional merger-related expenses are planned in 2018 as integration activities are completed. Core non-interest expense increased by $7 million to $71 million including the new Commerce operations. The Company plans to benefit from additional efficiencies related to cost saves following the completion of the Commerce integration in 2018, including the systems conversion planned for March 2018. Berkshire had full time equivalent staff totaling 1,992 at year-end 2017, including the Commerce positions which were reported at 226 as of September 30, 2017. Berkshire reported 1,788 full time equivalent staff as of that date.

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Fourth quarter income tax expense included the $18 million one-time net charge for the write-down of the net deferred tax assets at year-end. The charge was primarily due to the unamortized balance related to fair value discounts recorded on prior acquisitions (including Commerce), as well as the accumulated excess of loan loss provisions over charge-offs. The Company expects that the effect of the federal tax reform will be to lower its future income tax expense compared to what it would have been under the previous tax rules. The income tax rate on core income was 32% for the fourth quarter and 29% for the full year 2017. The Company recorded $0.01 per share in net benefit from its tax credit investments in each quarter in 2017, which was net of amortization charges included in non-interest income.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Friday, January 26, 2018 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10115690. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Investors may reach the registration link and access the webcast by logging in through the investor section of the Company’s website at http://ir.berkshirebank.com. Persons may also participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Friday, February 2, 2018 by dialing 877-344-7529 and entering access number 10115690. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. The Company has approximately $11.6 billion in assets and 113 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business combinations: First Choice Bank, 44 Business Capital, financial planning assets, and Commerce. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. In the fourth quarter of 2017, the Company recorded an $18 million one-time non-core charge to income tax expense representing the partial write-down of its net deferred tax assets as a consequence of federal tax reform that was enacted near year-end. In conjunction with this tax reform, the Company also announced plans for certain expenditures totaling $3.4 million representing investments in employee bonuses and charitable giving; these charges were included in other non-core expense during the quarter.

The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Of note, following systems upgrades, non-material revisions were made in the first quarter of 2017 to the calculations of the net interest margin and efficiency ratio and prior period measures were revised to include these changes.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights

F-2	Balance Sheets

F-3	Loan and Deposit Analysis

F-4	Statements of Operations

F-5	Statements of Operations (Five Quarter Trend)

F-6	Average Yields and Costs

F-7	Average Balances

F-8	Asset Quality Analysis

F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) and Supplementary Data

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SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2017 (3)	2017	2017	2017	2016 (4)

PER SHARE DATA
Net earnings, diluted	$(0.06)	$0.57	$0.53	$0.44	$0.32
Core earnings, diluted (1)	0.58	0.59	0.58	0.55	0.56
Total book value per common share	32.14	31.78	31.37	30.77	30.65
Tangible book value per common share (1)	19.83	21.38	20.96	18.97	18.81
Market price at period end	36.60	38.75	35.15	36.05	36.85
Dividends	0.21	0.21	0.21	0.21	0.20

PERFORMANCE RATIOS (5)
Return on assets	(0.10)%	0.95%	0.84%	0.68%	0.50%
Core return on assets (1)	0.94	0.98	0.92	0.85	0.87
Return on equity	(0.77)	7.26	6.80	5.71	4.29
Core return on equity (1)	7.16	7.47	7.45	7.17	7.49
Core return on tangible common equity (1)	11.90	11.42	11.96	12.05	12.23
Net interest margin, fully taxable equivalent (FTE) (6)	3.50	3.36	3.36	3.33	3.21
Fee income/Net interest and fee income	25.91	29.96	32.23	30.04	24.99
Efficiency ratio (1)	57.43	59.28	61.72	61.94	58.42

GROWTH (Year-to-date)
Total commercial loans (annualized)	38%	9%	13%	15%	18%
Total loans (annualized)	27	8	10	6	14
Total deposits (annualized)	32	3	3	2	18
Total net revenues (compared to prior year)	41	37	40	39	11
Earnings per share (compared to prior year)	(25)	(2)	(8)	(15)	9
Core earnings per share (compared to prior year)(1)	4	4	5	2	4

FINANCIAL DATA (in millions)
Total assets	$11,571	$9,767	$9,627	$9,298	$9,163
Total earning assets	10,509	8,944	8,807	8,486	8,340
Total securities	1,899	1,824	1,773	1,714	1,628
Total loans	8,299	6,947	6,864	6,656	6,550
Allowance for loan losses	52	49	47	46	44
Total intangible assets	558	420	421	422	423
Total deposits	8,750	6,790	6,715	6,656	6,622
Total shareholders' equity	1,496	1,285	1,268	1,100	1,093
Net (loss)/income	(2.8)	22.9	19.7	15.5	10.3
Core income (1)	26.3	23.6	21.6	19.4	18.0

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.17%	0.19%	0.20%	0.20%	0.21%
Total non-performing assets/total assets	0.21	0.23	0.25	0.27	0.24
Allowance for loan losses/total loans	0.62	0.71	0.69	0.69	0.67
Loans/deposits	95	102	102	100	99
Shareholders' equity to total assets	12.93	13.15	13.17	11.83	11.93
Tangible shareholders' equity to tangible assets (1)	8.52	9.25	9.20	7.64	7.68

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired Commerce Bancshares Corp., the parent of Commerce Bank & Trust Company, on October 13, 2017.
(4)	The Company acquired First Choice Bank on December 2, 2016.
(5)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(6)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	December 31,	September 30,	December 31,
(in thousands)	2017	2017	2016
Assets
Cash and due from banks	$91,122	$62,827	$71,494
Short-term investments	157,641	29,219	41,581
Total cash and short-term investments	248,763	92,046	113,075

Trading security	12,277	12,603	13,229
Securities available for sale, at fair value	1,426,099	1,341,013	1,209,537
Securities held to maturity, at amortized cost	397,103	395,065	334,368
Federal Home Loan Bank stock and other restricted securities	63,085	75,117	71,112
Total securities	1,898,564	1,823,798	1,628,246

Loans held for sale, at fair value	153,620	143,745	120,673

Commercial real estate	3,264,742	2,671,237	2,616,438
Commercial and industrial loans	1,803,939	1,254,947	1,062,038
Residential mortgages	2,102,807	1,983,126	1,893,131
Consumer loans	1,127,850	1,038,096	978,180
Total loans	8,299,338	6,947,406	6,549,787
Less: Allowance for loan losses	(51,834)	(49,004)	(43,998)
Net loans	8,247,504	6,898,402	6,505,789

Premises and equipment, net	109,352	94,729	93,215
Other real estate owned	-	288	151
Goodwill	519,287	403,106	403,106
Other intangible assets	38,296	17,136	19,445
Cash surrender value of bank-owned life insurance	191,221	161,290	139,257
Deferred tax asset, net	47,061	39,467	41,128
Other assets	117,083	92,696	98,457
Total assets	$11,570,751	$9,766,703	$9,162,542

Liabilities and shareholders' equity
Demand deposits	$1,667,323	$1,221,043	$1,278,875
NOW deposits	673,891	573,607	570,583
Money market deposits	2,776,157	1,751,190	1,781,605
Savings deposits	741,954	670,683	657,486
Time deposits	2,890,205	2,573,623	2,333,543
Total deposits	8,749,530	6,790,146	6,622,092

Senior borrowings	1,047,736	1,399,354	1,224,836
Subordinated borrowings	89,339	89,295	89,161
Total borrowings	1,137,075	1,488,649	1,313,997

Other liabilities	187,882	203,381	133,155
Total liabilities	10,074,487	8,482,176	8,069,244

Total preferred shareholders' equity	40,633	-	-
Total common shareholders' equity	1,455,631	1,284,527	1,093,298
Total shareholders' equity	1,496,264	1,284,527	1,093,298
Total liabilities and shareholders' equity	$11,570,751	$9,766,703	$9,162,542

Net shares outstanding	45,290	40,424	35,673

F-2

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

					Organic Annualized Growth % (1)
(in millions)	December 31, 2017 Balance	Acquired Commerce Balances	September 30, 2017 Balance	December 31, 2016 Balance	Quarter ended December 31, 2017	Year to Date

Commercial real estate - construction	$266	$64	$284	$288	(114)%	(29)%
Commercial real estate - other	2,998	510	2,387	2,329	17	7
Total commercial real estate	3,264	574	2,671	2,617	3	3
Commercial and industrial loans	1,804	519	1,255	1,062	10	21
Total commercial loans	5,068	1,093	3,926	3,679	5	8

Total residential mortgages	2,103	48	1,983	1,893	15	9

Home equity	410	26	386	394	(2)	(3)
Auto and other	718	74	652	584	(5)	10
Total consumer loans	1,128	100	1,038	978	(4)	5
Total loans (2)	$8,299	$1,241	$6,947	$6,550	6%	8%

(1) Non-GAAP financial measure.

(2) Acquired Commerce loans are as of October 13, 2017.

DEPOSIT ANALYSIS

					Organic Annualized Growth % (1)
(in millions)	December 31, 2017 Balance	Acquired Commerce Balances	September 30, 2017 Balance	December 31, 2016 Balance	Quarter ended December 31, 2017	Year to Date
Demand	$1,667	$456	$1,221	$1,279	(3)%	(5)%
NOW	674	53	574	571	33	9
Money market	2,776	849	1,751	1,782	40	8
Savings	742	82	671	657	(7)	0
Time deposits	2,890	272	2,573	2,333	7	12
Total deposits (2)	$8,749	$1,712	$6,790	$6,622	15%	6%

(1) Non-GAAP financial measure.

(2) Acquired Commerce deposits are as of October 13, 2017.

F-3

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$91,149	$62,884	$308,099	$242,600
Securities and other	14,674	9,550	52,159	37,839
Total interest and dividend income	105,823	72,434	360,258	280,439
Interest expense
Deposits	13,802	8,556	43,855	30,883
Borrowings	5,655	4,720	21,608	17,289
Total interest expense	19,457	13,276	65,463	48,172
Net interest income	86,366	59,158	294,795	232,267
Non-interest income
Mortgage banking originations	11,918	3,537	54,251	16,694
Loan related income	5,866	5,648	21,401	7,555
Deposit related fees	7,871	6,285	27,165	24,963
Insurance commissions and fees	2,284	2,323	10,589	10,477
Wealth management fees	2,268	1,911	9,395	8,917
Total fee income	30,207	19,704	122,801	68,606
Other	(939)	(2,849)	(3,377)	(3,289)
Securities gains (losses), net	30	(652)	12,598	(551)
Gain on sale of business operations, net	-	522	296	1,085
Loss on termination of hedges	-	-	(6,629)	-
Total non-interest income	29,298	16,725	125,689	65,851
Total net revenue	115,664	75,883	420,484	298,118
Provision for loan losses	6,141	4,100	21,025	17,362
Non-interest expense
Compensation and benefits	42,220	28,103	152,979	104,600
Occupancy and equipment	9,451	7,320	35,422	27,220
Technology and communications	6,286	5,310	25,900	19,883
Marketing and promotion	4,573	1,080	11,877	3,161
Professional services	2,277	1,666	9,165	6,199
FDIC premiums and assessments	1,920	1,422	6,457	5,066
Other real estate owned and foreclosures	9	(11)	44	691
Amortization of intangible assets	1,183	572	3,493	2,927
Merger, restructuring and other expense	15,553	11,633	31,558	15,461
Other	6,569	3,995	22,815	18,094
Total non-interest expense	90,041	61,090	299,710	203,302

Income before income taxes	19,482	10,693	99,749	77,454
Income tax expense	22,292	362	44,502	18,784
Net (loss)/income	$(2,810)	$10,331	$55,247	$58,670
Preferred stock dividend	219	-	219	-
(Loss)/income available to common shareholders	$(3,029)	$10,331	$55,028	$58,670

Earnings per common share:
Basic	$(0.06)	$0.32	$1.41	$1.89
Diluted	$(0.06)	$0.32	$1.39	$1.88

Weighted average shares outstanding:
Basic	44,215	32,185	39,228	30,988
Diluted	44,215	32,381	39,620	31,167

F-4

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except per share data)	2017	2017	2017	2017	2016
Interest and dividend income
Loans	$91,149	$76,024	$71,983	$68,943	$62,884
Securities and other	14,674	13,036	12,683	11,766	9,550
Total interest and dividend income	105,823	89,060	84,666	80,709	72,434
Interest expense
Deposits	13,802	10,984	9,971	9,098	8,556
Borrowings	5,655	6,078	5,150	4,725	4,720
Total interest expense	19,457	17,062	15,121	13,823	13,276
Net interest income	86,366	71,998	69,545	66,886	59,158
Non-interest income
Mortgage banking originations	11,918	13,374	16,281	12,678	3,537
Loan related income	5,866	6,081	5,275	4,179	5,648
Deposit related fees	7,871	6,445	6,645	6,204	6,285
Insurance commissions and fees	2,284	2,581	2,588	3,136	2,323
Wealth management fees	2,268	2,315	2,286	2,526	1,911
Total fee income	30,207	30,796	33,075	28,723	19,704
Other	(939)	(2,255)	(276)	93	(2,849)
Securities gains (losses), net	30	(1)	(1)	12,570	(652)
Gain on sale of business operations, net	-	296	-	-	522
Loss on termination of hedges	-	-	-	(6,629)	-
Total non-interest income	29,298	28,836	32,798	34,757	16,725
Total net revenue	115,664	100,834	102,343	101,643	75,883
Provision for loan losses	6,141	4,900	4,889	5,095	4,100
Non-interest expense
Compensation and benefits	42,220	37,643	36,997	36,119	28,103
Occupancy and equipment	9,451	8,267	8,678	9,026	7,320
Technology and communications	6,286	6,644	6,883	6,087	5,310
Marketing and promotion	4,573	2,128	3,177	1,999	1,080
Professional services	2,277	2,247	2,190	2,451	1,666
FDIC premiums and assessments	1,920	1,651	1,588	1,298	1,422
Other real estate owned and foreclosures	9	(23)	30	28	(11)
Amortization of intangible assets	1,183	739	770	801	572
Merger, restructuring and other expense	15,553	1,420	2,903	11,682	11,633
Other	6,569	5,104	6,307	4,835	3,995
Total non-interest expense	90,041	65,820	69,523	74,326	61,090

Income before income taxes	19,482	30,114	27,931	22,222	10,693
Income tax expense	22,292	7,211	8,237	6,762	362
Net (loss)/income	$(2,810)	$22,903	$19,694	$15,460	$10,331
Preferred stock dividend	219	-	-	-	-
(Loss)/income available to common shareholders	$(3,029)	$22,903	$19,694	$15,460	$10,331

Earnings per common share:
Basic	$(0.06)	$0.57	$0.53	$0.44	$0.32
Diluted	$(0.06)	$0.57	$0.53	$0.44	$0.32

Weighted average shares outstanding:
Basic	44,215	39,984	37,324	35,280	32,185
Diluted	44,215	40,145	37,474	35,452	32,381

F-5

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2017	2017	2017	2017	2016

Earning assets
Loans:
Commercial real estate	4.73%	4.64%	4.41%	4.58%	4.17%
Commercial and industrial loans	5.25	5.09	5.30	4.86	4.88
Residential mortgages	3.76	3.68	3.62	3.56	3.57
Consumer loans	3.94	3.88	3.81	3.62	3.44
Total loans	4.47	4.33	4.25	4.19	4.00
Securities	3.55	3.43	3.45	3.38	3.58
Short-term investments and loans held for sale	2.90	3.40	3.07	2.40	2.13
Total earning assets	4.27	4.13	4.07	4.00	3.91

Funding liabilities
Deposits:
NOW	0.27	0.26	0.23	0.22	0.16
Money market	0.66	0.57	0.54	0.52	0.48
Savings	0.14	0.14	0.14	0.13	0.12
Time	1.25	1.20	1.13	1.08	1.14
Total interest-bearing deposits	0.82	0.78	0.73	0.69	0.69
Borrowings	1.81	1.65	1.46	1.38	1.63
Total interest-bearing liabilities	0.98	0.96	0.88	0.83	0.87

Net interest spread	3.29	3.17	3.19	3.17	3.04
Net interest margin (1)	3.50	3.36	3.36	3.33	3.21

Cost of funds (2)	0.81	0.82	0.75	0.70	0.73
Cost of deposits	0.66	0.64	0.60	0.56	0.56

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.21%, 0.14%, 0.12%, 0.18%, 0.10%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.

F-6

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2017	2017	2017	2017	2016
Assets
Loans
Commercial real estate	$3,161,902	$2,669,558	$2,691,804	$2,631,281	$2,442,515
Commercial and industrial loans	1,645,719	1,183,980	1,130,384	1,072,716	998,543
Residential mortgages	2,081,548	1,977,538	1,871,329	1,906,457	1,833,530
Consumer loans	1,123,683	1,030,032	996,488	978,683	936,957
Total loans (1)	8,012,852	6,861,108	6,690,005	6,589,137	6,211,545
Securities (2)	1,921,724	1,779,379	1,701,443	1,625,769	1,255,207
Short-term investments and loans held for sale	146,101	167,724	148,276	118,537	83,057
Total earning assets	10,080,677	8,808,211	8,539,724	8,333,443	7,549,809
Goodwill and other intangible assets	533,157	420,853	421,601	422,331	362,641
Other assets	516,802	402,188	369,317	388,211	363,248
Total assets	$11,130,636	$9,631,252	$9,330,642	$9,143,985	$8,275,698

Liabilities and shareholders' equity
Deposits
NOW	$644,890	$570,864	$572,688	$574,799	$499,852
Money market	2,371,203	1,768,108	1,794,693	1,804,738	1,612,160
Savings	733,157	669,690	667,863	648,839	620,092
Time	2,906,423	2,587,702	2,472,990	2,351,183	2,171,325
Total interest-bearing deposits	6,655,673	5,596,364	5,508,234	5,379,559	4,903,429
Borrowings	1,229,781	1,445,700	1,398,653	1,374,620	1,144,846
Total interest-bearing liabilities	7,885,454	7,042,064	6,906,887	6,754,179	6,048,275
Non-interest-bearing demand deposits	1,648,894	1,196,451	1,155,533	1,178,790	1,178,308
Other liabilities	127,562	131,003	110,367	128,573	85,951
Total liabilities	9,661,910	8,369,518	8,172,787	8,061,542	7,312,534

Total preferred shareholders' equity	34,892	-	-	-	-
Total common shareholders' equity	1,433,834	1,261,734	1,157,855	1,082,443	963,164
Total shareholders' equity	1,468,726	1,261,734	1,157,855	1,082,443	963,164
Total liabilities and shareholders' equity	$11,130,636	$9,631,252	$9,330,642	$9,143,985	$8,275,698

Supplementary data
Total non-maturity deposits	$5,398,144	$4,205,113	$4,190,777	$4,207,166	$3,910,412
Total deposits	8,304,567	6,792,815	6,663,767	6,558,349	6,081,737
Fully taxable equivalent income adjustment	3,122	2,950	2,644	2,511	2,228
Purchased loan accretion	5,507	3,066	2,550	3,687	1,886
Total average tangible equity (3)	935,569	840,881	736,254	660,112	600,523

(1) Total loans include non-accruing loans.

(2) Average balances for securities available-for-sale are based on amortized cost.

(3) See page F-9 for details on the calculation of total average tangible equity.

F-7

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2017	2017	2017	2017	2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$7,266	$5,228	$7,587	$7,718	$5,883
Commercial and industrial loans	7,311	9,681	8,387	8,327	7,523
Residential mortgages	2,883	3,092	3,245	3,971	3,795
Consumer loans	5,438	4,350	4,977	5,109	5,039
Total non-accruing loans	22,898	22,351	24,196	25,125	22,240
Other real estate owned	-	288	279	71	151
Repossessed assets	1,147	-	-	-	-
Total non-performing assets	$24,045	$22,639	$24,475	$25,196	$22,391

Total non-accruing loans/total loans	0.28%	0.32%	0.35%	0.38%	0.34%
Total non-performing assets/total assets	0.21%	0.23%	0.25%	0.27%	0.24%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$49,004	$47,359	$45,804	$43,998	$43,105
Charged-off loans	(3,734)	(3,796)	(3,431)	(3,623)	(3,488)
Recoveries on charged-off loans	423	541	97	334	281
Net loans charged-off	(3,311)	(3,255)	(3,334)	(3,289)	(3,207)
Provision for loan losses	6,141	4,900	4,889	5,095	4,100
Balance at end of period	$51,834	$49,004	$47,359	$45,804	$43,998

Allowance for loan losses/total loans	0.62%	0.71%	0.69%	0.69%	0.67%
Allowance for loan losses/non-accruing loans	226%	219%	196%	182%	198%

NET LOAN CHARGE-OFFS
Commercial real estate	$(881)	$(1,425)	$(1,474)	$(633)	$(676)
Commercial and industrial loans	(960)	(573)	(625)	(1,634)	(1,148)
Residential mortgages	(759)	130	(337)	(324)	(768)
Home equity	(123)	(634)	(268)	(95)	(47)
Auto and other consumer	(588)	(753)	(630)	(603)	(568)
Total, net	$(3,311)	$(3,255)	$(3,334)	$(3,289)	$(3,207)

Net charge-offs (QTD annualized)/average loans	0.17%	0.19%	0.20%	0.20%	0.21%
Net charge-offs (YTD annualized)/average loans	0.19%	0.20%	0.20%	0.20%	0.21%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.35%	0.25%	0.23%	0.24%	0.35%
90+ Days delinquent and still accruing	0.20%	0.17%	0.12%	0.16%	0.15%
Total accruing delinquent loans	0.55%	0.42%	0.35%	0.40%	0.50%
Non-accruing loans	0.28%	0.32%	0.35%	0.38%	0.34%
Total delinquent and non-accruing loans	0.83%	0.74%	0.70%	0.78%	0.84%

F-8

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2017	2017	2017	2017	2016
Net (loss)/income		$(2,810)	$22,903	$19,694	$15,460	$10,331
Adj: Net securities (gains)/losses		(30)	1	1	(12,570)	652
Adj: Loss on termination of hedges		-	-	-	6,629	-
Adj: Net (gains) on sale of business operations		-	(296)	-	-	(522)
Adj: Merger and acquisition expense		15,553	1,110	2,266	5,947	10,820
Adj: Restructuring expense and other expense		-	310	637	5,735	1,113
Adj: Employee and community investment		3,400	-	-	-	-
Adj: Deferred tax asset impairment		18,145	-	-	-	-
Adj: Income taxes		(7,963)	(474)	(1,039)	(1,801)	(4,373)
Total core income (4)	(A)	$26,295	$23,554	$21,559	$19,400	$18,021

Total revenue		$115,664	$100,834	$102,343	$101,643	$75,883
Adj: Net securities losses/(gains)		(30)	1	1	(12,570)	652
Adj: Net (gains) on sale of business operations		-	(296)	-	-	(522)
Adj: Loss on termination of hedges		-	-	-	6,629	-
Total core revenue (4)	(B)	$115,634	$100,539	$102,344	$95,702	$76,013

Total non-interest expense		$90,041	$65,820	$69,523	$74,326	$61,090
Less: Merger, restructuring and other expense (see above)		(15,553)	(1,420)	(2,903)	(11,682)	(11,933)
Less: Employee and community investment		(3,400)	-	-	-	-
Core non-interest expense (4)	(C)	$71,088	$64,400	$66,620	$62,644	$49,157

(in millions, except per share data)
Total average assets	(D)	$11,131	$9,631	$9,331	$9,144	$8,276
Total average shareholders' equity	(E)	1,469	1,262	1,158	1,082	963
Total average tangible shareholders' equity (4)	(F)	936	841	736	660	601
Total average tangible common shareholders' equity (4)	(G)	901	841	736	660	601
Total tangible shareholders' equity, period-end (1)(4)	(H)	939	864	847	678	671
Total tangible common shareholders' equity, period-end (1)(4)	(I)	898	864	847	678	671
Total tangible assets, period-end (1)(4)	(J)	11,013	9,346	9,206	8,876	8,740

Total common shares outstanding, period-end (thousands)	(K)	45,290	40,424	40,428	35,729	35,673
Average diluted shares outstanding (thousands)	(L)	45,295	40,145	37,474	35,452	32,381

Core earnings per share, diluted (4)	(A/L)	$0.58	$0.59	$0.58	$0.55	$0.56
Tangible book value per common share, period-end (4)	(I/K)	19.83	21.38	20.96	18.97	18.81
Total tangible shareholders' equity/total tangible assets (4)	(H)/(J)	8.53	9.25	9.20	7.64	7.68

Performance ratios (2)
GAAP return on assets		(0.10)%	0.95%	0.84%	0.68%	0.50%
Core return on assets (4)	(A/D)	0.94	0.98	0.92	0.85	0.87
GAAP return on equity		(0.77)	7.26	6.80	5.71	4.29
Core return on equity (4)	(A/E)	7.16	7.47	7.45	7.17	7.49
Core return on tangible common equity (3)(4)	(A+O)/(G)	11.90	11.42	11.96	12.05	12.23
Efficiency ratio (4)(5)	(C-O)/(B+M+P)	57.43	59.28	61.72	61.94	58.42
Net interest margin		3.50	3.36	3.36	3.33	3.21

Supplementary data (in thousands)
Tax benefit on tax-credit investments (6)	(M)	$2,957	$3,905	$1,696	$1,624	$4,918
Non-interest income charge on tax-credit investments (7)	(N)	(2,564)	(3,347)	(1,453)	(1,329)	(4,428)
Net income on tax-credit investments	(M+N)	393	558	243	295	490

Intangible amortization	(O)	$1,183	$739	$770	$801	$572
Fully taxable equivalent income adjustment	(P)	3,122	2,950	2,644	2,511	2,228

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Years Ended
		December 31,	December 31,
(Dollars in thousands)		2017	2016
Net (loss)/income		$55,247	$58,670
Adj: Net securities (gains)/losses		(12,598)	551
Adj: Loss on termination of hedges		6,629	-
Adj: Net (gains) on sale of business operations		(296)	(1,085)
Adj: Merger and acquisition expenses		24,876	13,501
Adj: Restructuring expense and other		6,682	2,260
Adj: Employee and community investment		3,400	-
Adj: Deferred tax asset impairment		18,145	-
Adj: Income taxes		(11,277)	(5,455)
Total core income (4)	(A)	$90,808	$68,442

Total revenue		$420,484	$298,118
Adj: Net securities (gains)		(12,598)	551
Adj: Net (gains) on sale of business operations		(296)	(1,085)
Adj: Loss on termination of hedges		6,629	-
Total core revenue (4)	(B)	$414,219	$297,584
Total non-interest expense		$299,710	$203,302
Less: Merger, restructuring and other expense (see above)		(31,558)	(15,761)
Less: Employee and community investment		(3,400)	-
Core non-interest expense (4)	(C)	$264,752	$187,541

(in millions, except per share data)
Total average assets	(D)	$9,809	$7,958
Total average shareholders' equity	(E)	1,243	911
Total average tangible shareholders' equity (4)	(F)	793	563
Total average tangible common shareholders' equity (4)	(G)	784	563
Total tangible shareholders' equity, period-end (1)(4)	(H)	939	671
Total tangible common shareholders' equity, period-end (1)(4)	(I)	898	671
Total tangible assets, period-end (1)(4)	(J)	11,013	8,740
Total common shares outstanding, period-end (thousands)	(K)	45,290	35,673
Average diluted shares outstanding (thousands)	(L)	39,620	31,167
Core earnings per common share, diluted (4)	(A/L)	$2.29	$2.20
Tangible book value per common share, period-end (4)	(I/K)	19.83	18.81
Total tangible shareholders' equity/total tangible assets (4)	(H)/(J)	8.53	7.68

Performance ratios (2)
GAAP return on assets		0.56%	0.74%
Core return on assets (4)	(A/D)	0.93	0.86
GAAP return on equity		4.45	6.44
Core return on equity (4)	(A/E)	7.31	7.51
Core return on tangible common equity (3)(4)	(A+O)/(G)	11.82	12.47
Efficiency ratio (4)(5)	(C-O)/(B+M+P)	59.97	58.71
Net interest margin		3.40	3.28

Supplementary data
Tax benefit on tax-credit investments (6)	(M)	$10,182	$11,134
Non-interest income charge on tax-credit investments (7)	(N)	(8,693)	(8,993)
Net income on tax-credit investments	(M+N)	1,489	2,143

Intangible amortization	(O)	3,493	2,927
Fully taxable equivalent income adjustment	(P)	11,227	5,742

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10